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                                                               Exhibit F



                                                           (724) 838-6770

                                        E-mail:  cruss@alleghenypower.com

                                             February 6, 1998



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs:

          Referring to the Application or Declaration on Form U-1 filed contemporaneously by Monongahela Power Company ("Monongahela") under the Public Utility Holding Company Act of 1935 with respect to the issuance by the County Commissions of Marion County, Preston County and Pleasants County, West Virginia (the "County Commissions") of three series of pollution control revenue bonds (the "Bonds") and the contemporaneous issuance of notes by Monongahela to support the issuance of the Bonds (the "Notes"), I have examined such documents and questions of law as I deemed necessary to enable me to render this opinion.

          I understand that the Bonds will be offered by the County Commissions in a negotiated sale to underwriters; that the issuance of the Notes has been duly authorized by the Board of Directors of Monongahela; that all amendments necessary to complete the above-mentioned Application or Declaration and to complete Monongahela's applications with the Ohio Public Utility Commission, have been or will be filed prior thereto; and that all other necessary corporate action by the Board of Directors and officers of Monongahela in connection with the issuance of the Notes has been or will be taken prior thereto.

          Based upon the foregoing, I am of the opinion that:

          (1) Monongahela is validly incorporated and duly existing and is in good standing under the laws of the State of Ohio; and

          (2) Provided that (a) the actions outlined above shall have been duly taken, (b) the above-mentioned Application or Declaration and state application as so amended, shall have become effective or been approved pursuant to appropriate order of the regulatory commission, and (c) the Bonds shall have been offered, issued and sold and the Notes shall have been issued, all in accordance with the procedures outlined above and in accordance with the order of the regulatory commission, then:

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Securities and Exchange Commission
February 6, 1998
Page 2


                    (i)  All state laws applicable to
          the proposed transaction will have been
          complied with; and

                    (ii) The Note to be issued by
          Monongahela to secure the Bonds will be a valid and binding obligation of Monongahela in accordance with its terms; and

                    (iii)     The consummation of the
          proposed transaction will not violate the legal rights of the holders of any securities issued by Monongahela or any associate company thereof.

          This opinion does not relate to State Blue Sky or securities laws.

          I hereby consent to the filing of this opinion as an exhibit to the above-mentioned Application or Declaration.

                                        Very truly yours,

                                        /s/ Carol G. Russ

                                        Carol G. Russ